UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2010

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Information.

On July 15, 2010, Old Republic International Corporation (“Old Republic”) filed a registration statement on Form S-4 to register the issuance of shares of Old Republic common stock that will be issued following the closing under the Agreement and Plan of Merger among PMA Capital Corporation (“PMA”), Old Republic and OR New Corp. dated June 9, 2010.  The registration statement contains the preliminary proxy statement of PMA for a special meeting of shareholders of PMA to be held at a date and time to be announced, at which shareholders of PMA will be asked to approve the merger.

Important Information for Investors and Shareholders

Old Republic has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a preliminary proxy statement of PMA, and also constitutes a prospectus of Old Republic.  Old Republic and PMA have also filed other documents with the SEC regarding the proposed transaction. A definitive proxy statement/prospectus will be sent to PMA’s shareholders. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND OTHER DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, OLD REPUBLIC AND PMA.

Shareholders may obtain free copies of the proxy statement/prospectus and other documents filed by PMA when those documents are filed at the SEC’s web site at www.sec.gov or at PMA’s web site at www.pmacapital.com. Shareholders may also obtain the proxy statement/prospectus and other documents for free by request to Investor Relations, PMA Capital Corporation, 380 Sentry Parkway, Blue Bell, Pennsylvania, telephone: 610-397-5298.

PMA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from PMA Capital’s shareholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in the preliminary proxy statement/prospectus and PMA’s proxy statement relating to the 2010 annual meeting of shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2009, all of which have been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

July 15, 2010	By:	/s/ Stephen L. Kibblehouse
	Name:	Stephen L. Kibblehouse
	Title:	Executive Vice President & General Counsel